UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 2, 2007

REGENERATION TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

2007 Bonus Plan. On March 2, 2007, the Compensation Committee of the Board of Directors of Regeneration Technologies, Inc. (the “Company”) approved 2007 salaries for executive officers and a bonus plan (the “2007 Bonus Plan”) providing for the payment of cash bonuses based on the Company’s operating results for the 2007 calendar year. The 2007 Bonus Plan sets target bonus amounts and performance criteria for executive officers. The performance criteria include net income, operating cash flow, and revenues, and vary from officer to officer as set forth in the table below. As in the past, the Compensation Committee retains discretion to take other factors into account in determining bonuses and to award no bonuses even if performance criteria are met.

The table below sets forth the 2007 salaries and target bonus amounts under the 2007 Bonus Plan for each of the Company’s executive officers:

Name	Office	Salary	Bonus Target	Bonus Criteria (each weighted equally)
Brian K. Hutchison	Chairman, President and Chief Executive Officer	$420,000	$260,000	Net Income and Cash Flow
Thomas F. Rose	Vice President, Chief Financial Officer and Secretary	$250,000	$130,000	Net Income and Cash Flow
Roger W. Rose	Executive Vice President	$250,000	$120,000	Net Income, Cash Flow and Revenue
Caroline Hartill	Vice President of Quality Assurance and Regulatory Affairs and Chief Scientific Officer	$230,000	$100,000	Net Income and Cash Flow
Joseph W. Condon	Vice President of Operations	$210,000	$90,000	Net Income, Cash Flow, Revenue and Operations Specific Criteria
Tara Zerby	Vice President and Assistant to the Chairman	$210,000	$90,000	Net Income, Cash Flow, Revenue and Transition of Birmingham facility
Carolyn Shaffer	Vice President, Human Resources and Organizational Development	$150,000	$50,000	Net Income, Cash Flow, Revenue and Successful implementation of Leadership Development Institute

Stock Option Grants. On March 2, 2007, the Compensation Committee approved awards of incentive stock options to certain executive officers of the Company pursuant to the 2004 Equity Incentive Plan (the “Plan”). The options are exercisable for $7.25 per share (the closing price on the date of grant) and will vest in five equal annual installments beginning on the first anniversary of the date of grant, subject to accelerated vesting upon the occurrence of a “Change of Control” (as defined in the Plan).

The table below sets forth the number of stock options awarded to each of the Company’s executive officers:

Name	Office	Number of Options
Brian K. Hutchison	Chairman, President and Chief Executive Officer	30,000
Thomas F. Rose	Vice President, Chief Financial Officer and Secretary	30,000
Roger W. Rose	Executive Vice President	30,000
Caroline Hartill	Vice President of Quality Assurance and Regulatory Affairs and Chief Scientific Officer	30,000
Joseph W. Condon	Vice President of Operations	30,000
Tara Zerby	Vice President and Assistant to the Chairman	20,000
Carolyn Schaffer	Vice President, Human Resources and Organizational Development	20,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERATION TECHNOLOGIES, INC.

Date: March 7, 2007	By:	/s/ Thomas F. Rose
	Name:	Thomas F. Rose
	Title:	Vice President and Chief Financial Officer